Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 10/25/2001

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Servicing Certificate                                  Group 1                 Group 2
---------------------
Beginning Pool Balance                                          254,444,921.38      22,319,297.86
Beginning PFA                                                             0.00               0.00
Ending Pool Balance                                             250,717,042.71      21,435,667.65
Ending PFA Balance                                                           -                  -
Principal Collections                                             3,509,030.18         734,490.52
Principal Draws                                                              -                  -
Net Principal Collections                                         3,509,030.18         734,490.52
Active Loan Count                                                        6,588                289

Interest Collections                                              2,910,277.48         262,764.63

Weighted Average Net Loan Rate                                       15.10000%          15.00000%
Substitution Adjustment Amount                                            0.00               0.00

               Beginning              Ending                                                     Interest    Security
Term Notes      Balance              Balance           Factor        Principal      Interest    Shortfalls      %            Coupon
----------      -------              -------           ------        ---------      ---------   ----------      -          ------
Class A-I-1       29,838,179.28      26,024,854.22      0.4552506    3,813,325.06     69,653.50        0.00    0.08675      2.801%
Class A-I-2       26,379,000.00      26,379,000.00      1.0000000            0.00    132,774.30        0.00    0.08793      6.040%
Class A-I-3       41,965,000.00      41,965,000.00      1.0000000            0.00    219,267.13        0.00   0.139883      6.270%
Class A-I-4       17,163,000.00      17,163,000.00      1.0000000            0.00     92,108.10        0.00    0.05721      6.440%
Class A-I-5       30,678,000.00      30,678,000.00      1.0000000            0.00    169,495.95        0.00    0.10226      6.630%
Class A-I-6       42,404,000.00      42,404,000.00      1.0000000            0.00    243,823.00        0.00   0.141347      6.900%
Class A-I-7       59,245,000.00      59,245,000.00      1.0000000            0.00    355,963.71        0.00   0.197483      7.210%
Class A-II        21,592,039.96      20,793,856.14      0.8317542      798,183.82    125,053.90        0.00   0.069313      6.950%


Certificates                -                    -             -               -   1,311,228.50          -          -           -

Beginning Overcollateralization Amount                            7,500,000.00
Overcollateralization Amount Increase (Decrease)                          0.00
Outstanding Overcollateralization Amount                          7,500,000.00
Overcollateralization Target Amount                               7,500,000.00

Credit Enhancement Draw Amount                                            0.00
Unreimbursed Prior Draws                                                  0.00


                                                                                                      Number         Percent
Group 1                                                                Balance                       of Loans      of Balance
-------                                                                -------                       --------      ----------
Delinquent Loans (30 Days)                                        1,381,134.35                          36            0.55%
Delinquent Loans (60 Days)                                        1,029,411.42                          29            0.41%
Delinquent Loans (90+ Days) (1)                                   1,567,777.00                          37            0.63%
REO                                                                       0.00                          0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                                                                      Number         Percent
Group 2                                                                Balance                       of Loans      of Balance
-------                                                                -------                       --------      ----------
Delinquent Loans (30 Days)                                           56,843.17                          1             0.27%
Delinquent Loans (60 Days)                                           49,945.51                          1             0.23%
Delinquent Loans (90+ Days) (1)                                      83,811.59                          1             0.39%
REO                                                                       0.00                          0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                        Liquidation To-Date
Beginning Loss Amount                                               725,877.44
Current Month Loss Amount                                           367,988.18
Current Month Principal Recovery                                          0.00
Net Ending Loss Amount                                            1,093,865.62               0.00

                                                           Special Hazard                             Fraud        Bankruptcy
Beginning Amount                                                          0.00                              0.00            0.00
Current Month Loss Amount                                                 0.00                              0.00            0.00
Ending Amount                                                                -                                 -               -

Liquidation Loss Distribution Amounts                                     0.00
Extraordinary Event Losses                                                0.00
Excess Loss Amounts                                                       0.00

Capitalized Interest Account
Beginning Balance                                                         0.00
Withdraw relating to Collection Period                                    0.00
Ending CIA Balance Transferred to Seller                                  0.00
Interest Earned (Zero, Paid to Funding Account)                          0.00
                                                                         ----
Total Ending Capitalized Interest Account Balance as of Payment Date      0.00
Interest earned for Collection Period                                     0.00
Interest withdrawn related to prior Collection Period                     0.00


Prefunding Account
Beginning Balance                                                         0.00
Additional Purchases during Revolving Period                              0.00
Excess of Draws over Principal Collections                                0.00
Ending PreFunding Account Balance to Notes                               0.00
                                                                         ----
Total Ending Balance as of Payment Date                                   0.00
Interest earned for Collection Period                                     0.00
Interest withdrawn related to prior Collection Period                     0.00

Current Month Repurchases Units                                              0
Current Month Repurchases ($)                                                0


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